EXHIBIT 99.2
                                 -------------

                              COWLES MEDIA COMPANY

                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR SPECIAL MEETING OF STOCKHOLDERS

                                 MARCH 19, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints John Cowles III, David C. Cox and James J. Viera, or any of them, proxies of the undersigned, with full power of substitution, to vote all shares of Voting Common Stock of Cowles Media Company that the undersigned would be entitled to vote at the Special Meeting of Stockholders of the Company to be held on March 19, 1998, or any adjournment thereof, as specified below:


            VOTING COMMON STOCK: ____________________________ SHARES


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APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
AND REORGANIZATION DATED AS OF FEBRUARY 13, 1998 BETWEEN MCCLATCHY NEWSPAPERS, INC. AND COWLES MEDIA COMPANY

                     |_| FOR     |_| AGAINST     |_| ABSTAIN


                     IF NO SPECIFICATION IS MADE, THIS PROXY
                      WILL BE VOTED FOR THE ABOVE PROPOSAL.

                          (PLEASE SIGN AND DATE BELOW)


Dated _______________________, 1998     ---------------------------------------
                                        (Signature)



                                        ---------------------------------------
                                        (Signature)

                                        INSTRUCTION: Please sign as name or
                                        names appear hereon. Joint owners should each sign personally. Executors, administrators, trustees, guardians and others should indicate the capacity in which they sign.

                     PLEASE SIGN, DATE AND RETURN THIS PROXY
                    PROMPTLY IN THE ENCLOSED PROXY ENVELOPE.